EXHIBIT 5.1 - OPINION RE: LEGALITY

DIETERICH & ASSOCIATES

815 Moraga Boulevard, Suite 207

Los Angeles, California 90049

January 29, 2026

SENTIENT BRANDS HOLDINGS, INC.

110 East 59th Street, 22nd Floor

New York, New York, 10022

Gentlemen,

We refer to the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by Sentient Brands Holdings, Inc. (“Company”) with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to an aggregate of 1,000,000 shares of the Common Stock of the Company (the “Shares”) pursuant to the Sentient Brands Holdings, Inc. 2026 Employee

Benefit Plan.

As counsel for the Company, we have examined such corporate records, documents and such question of law as we have considered necessary or appropriate for purposes of this opinion and, upon the basis of such examination, advise you that in our opinion, all necessary corporate proceedings by the Company have been duly taken to authorize the issuance of the Shares and that the Shares being registered pursuant to the Registration Statement, when issued will be duly authorized, legally issued, fully paid and non-assessable. This opinion does not cover any matters related to any re-offer or re-sale of the shares by and Plan Beneficiaries, once properly and legally issued pursuant to the Plan as described in the Registration Statement.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Act. This opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose without our prior written consent. This opinion is based on our knowledge of the law and facts as of the date hereof. This opinion does not address or relate to any specific state securities laws. We assume no duty to communicate with the Company in respect to any matter, which comes to our attention hereafter.

Cordially,

/s/ Christopher Dieterich
Christopher Dieterich, Esq.